UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2014

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code:	860-547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 18, 2014, the Board of Directors (the “Board”) of The Hartford Financial Services Group, Inc. (the “Company”) adopted a commercial paper program (the “Program”) pursuant to which the Company may, from time to time, issue short-term unsecured commercial paper notes (the “Notes”) in one or more private placements exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Board reduced the Company’s commercial paper issuance authorization from $2.0 billion to $1.0 billion to align the Program with the Company’s $1.0 billion five year revolving credit facility that became effective on October 31, 2014. Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, provided the maximum aggregate principal amount of the Notes outstanding under the Program does not exceed $1.0 billion. The maturities of the Notes will vary, but may not exceed 270 days from the date of issue. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes.

In connection with the Program, on December 23, 2014, the Company entered into an agreement with Goldman Sachs & Co. who will act as a dealer under the Program (the “Dealer”) pursuant to the terms and conditions of a Dealer agreement (the “Dealer Agreement”). A national bank will act as issuing and paying agent under the Program. The Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of the Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreement contains customary representations, warranties, covenants, defaults and indemnification provisions. A form of Dealer Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein. The foregoing descriptions of the Program and the Dealer Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Program as set forth in the form of Dealer Agreement.

The Dealer and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursements. In addition, the Dealer or its affiliates are lenders under the Company’s five-year revolving credit facility dated October 31, 2014.
The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Commercial Paper Dealer Agreement between The Hartford Financial Services Group, Inc. as Issuer, and the Dealer party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014	The Hartford Financial Services Group, Inc.
	By:	/s/ Donald C. Hunt
Name: Donald C. Hunt Title: Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Commercial Paper Dealer Agreement between The Hartford Financial Services Group, Inc. as Issuer, and the Dealer party thereto.